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                                                                          FS-4

                         DELMARVA POWER & LIGHT COMPANY
              ACTUAL AND PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 1999
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

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                                                                                 RESTRUCTURING
                                                                                   PRO FORMA
                                                                 ACTUAL           ADJUSTMENTS              PRO FORMA
                                                              -----------         -----------             -----------
OPERATING REVENUES

    Electric                                                  $ 1,374,228         $      --               $ 1,374,228
    Gas                                                           710,330                --                   710,330
    Other services                                                 18,938                --                    18,938
                                                              -----------         -----------             -----------
                                                                2,103,496                --                 2,103,496
                                                              -----------         -----------             -----------
OPERATING EXPENSES
    Electric fuel and purchased energy                            658,361                --                   658,361
    Gas purchased                                                 659,396                --                   659,396
    Other services' cost of sales                                  15,945                --                    15,945
    Purchased electric capacity                                    39,443                --                    39,443
    Employee separation and other merger-related costs            (12,920)               --                   (12,920)
    Operation and maintenance                                     245,561                --                   245,561
    Depreciation                                                  130,990                --                   130,990
    Taxes other than income taxes                                  37,172                --                    37,172
                                                              -----------         -----------             -----------
                                                                1,773,948                --                 1,773,948
                                                              -----------         -----------             -----------
OPERATING INCOME                                                  329,548                --                   329,548
                                                              -----------         -----------             -----------
OTHER INCOME
    Allowance for equity funds used
      during construction                                           2,417                --                     2,417
    Other income                                                    5,185                --                     5,185
                                                              -----------         -----------             -----------
                                                                    7,602                --                     7,602
                                                              -----------         -----------             -----------
INTEREST EXPENSE
    Interest charges                                               82,229                --                    82,229
    Allowance for borrowed funds used during
      construction and capitalized interest                        (1,789)               --                    (1,789)
                                                              -----------         -----------             -----------
                                                                   80,440                --                    80,440
                                                              -----------         -----------             -----------
DIVIDENDS ON PREFERRED SECURITIES
    OF A SUBSIDIARY TRUST                                           5,688                --                     5,688
                                                              -----------         -----------             -----------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM                 251,022                --                   251,022

INCOME TAXES                                                       98,142                --                    98,142
                                                              -----------         -----------             -----------
INCOME BEFORE EXTRAORDINARY ITEM                                  152,880                --                   152,880

EXTRAORDINARY ITEM (net of $285,000 income taxes)                    --              (425,000)(11)           (425,000)
                                                              -----------         -----------             -----------
NET INCOME / (LOSS)                                               152,880            (425,000)               (272,120)

DIVIDENDS ON PREFERRED STOCK                                        4,339                --                     4,339
                                                              -----------         -----------             -----------
EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                    $   148,541         $  (425,000)            $  (276,459)
                                                              ===========         ===========             ===========
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